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DATE

Active Voice Corporation
2901 Third Avenue, Suite 500
Seattle, WA 98121-9800


Re:  Form S-8 Registration Statement

Ladies and Gentlemen:

We are delivering this opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") of Active Voice Corporation, a Washington corporation (the "Company"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to certain shares of the Company's common stock, no par value (the "Common Stock"), to be delivered to participants in the Active Voice Corporation 401(k) Plan (the "Plan").

We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such corporate documents and records as we have deemed relevant and necessary for the purpose of this opinion.

For purposes of this opinion, we have assumed that the trustee of the Plan (the "Trustee") will acquire up to 100,000 shares of the Company's Common Stock from the available pool of issued and outstanding shares of Common Stock through purchases on the open market (the 100,000 shares so purchased being herein referred to as the "Plan Shares").

Based upon and subject to the foregoing and to such further limitations and qualifications as set forth below, we are of the opinion that:

     (1) As of June 30, 1997, a total of 4,611,037 shares of the Company's Common Stock were duly authorized and validly issued and outstanding, all of which were fully paid and nonassessable.

     (2) The Plan Shares, when purchased and delivered in accordance with the provisions of the Plan, will constitute duly authorized, validly issued, fully paid and nonassessable shares of the Company's Common Stock.


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We express no opinion with respect to any shares that may be purchased by the
Trustee other than from the shares of Common Stock that were issued and outstanding as of June 30, 1997.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under section 7 of the Act.

Very truly yours,


/s/ John M. Steel
John M. Steel
   of
GRAHAM & JAMES LLP/RIDDELL WILLIAMS P.S.